Exhibit 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, Il Yung Kim, President and Chief Executive Officer of DASAN Zhone Solutions, Inc. (the “Company”) and Interim Chief Financial Officer of the Company hereby certify that, to his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2019

/s/ IL YUNG KIM
Il Yung Kim
President and Chief Executive Officer

/s/ IL YUNG KIM

Interim Chief Financial Officer